Exhibit 99.2

HAAS GROUP INC. AND SUBSIDIARIES

Unaudited Consolidated Condensed Financial Statements

September 30, 2013 and 2012

HAAS GROUP INC. AND SUBSIDIARIES

Index to Unaudited Condensed Consolidated Financial Statements

Page(s)

Condensed consolidated Balance Sheets	1

Condensed consolidated Statements of Operations and Comprehensive Income	2

Condensed consolidated Statements of Changes in Stockholders’ Equity	3

Condensed consolidated Statements of Cash Flows	4

Notes to the Condensed consolidated statements	5-14

HAAS GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$23,369,000	$23,761,000
Trade accounts receivable	100,615,000	84,668,000
Inventories	66,447,000	71,209,000
Prepaid expenses	2,741,000	3,307,000
Deferred income taxes	2,262,000	1,672,000
Total current assets	195,434,000	184,617,000
Fixed assets, net of accumulated depreciation and amortization of $17,516,000 and $13,783,000, respectively	16,350,000	16,177,000
Investment in affiliate	3,770,000	3,086,000
Goodwill	62,820,000	62,685,000
Intangible assets, net	64,973,000	70,525,000
Other assets	5,844,000	3,789,000
Total assets	$349,191,000	$340,879,000
Liabilities and Stockholders’ Equity
Current liabilities:
Current debt including current maturities of long-term debt	$2,158,000	$1,612,000
Accounts payable and accrued purchases	47,450,000	47,063,000
Accrued expenses	13,591,000	17,444,000
Total current liabilities	63,199,000	66,119,000
Long-term liabilities:
Long-term debt	177,597,000	118,615,000
Deferred income taxes	5,786,000	5,589,000
Other	2,138,000	2,120,000
Total liabilities	248,720,000	192,443,000
Commitments and contingencies (note 13)
Stockholders’ equity:
Series A 10.0% Preferred stock, par value $0.001 per share.	87	87
Series B 10.0% Preferred stock, par value $0.001 per share.	24	24
Series C 15% Preferred stock, par value $0.001 per share.	—	15
Series D 10% Preferred stock, par value $0.001 per share.	3	3
Common stock, par value $0.001 per share.	28	28
Common stock purchase warrants	1,257,000	1,257,000
Additional paid-in capital	106,076,858	148,749,843
Retained earnings	4,730,000	10,345,000
Accumulated other comprehensive loss	(11,593,000)	(11,916,000)
Total stockholders’ equity	100,471,000	148,436,000
Total liabilities and stockholders’ equity	$349,191,000	$340,879,000

See accompanying notes to unaudited condensed consolidated financial statements.

HAAS GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

Nine months ended September, 2013 and 2012

	2013	2012
Net sales	$448,665,000	$427,027,000
Cost of goods sold	348,467,000	333,172,000
Gross profit	100,198,000	93,855,000
Selling, general, and administrative expenses	71,789,000	67,532,000
Depreciation and amortization	9,098,000	10,317,000
Operating income	19,311,000	16,006,000
Other (expense) income:
Equity in income of affiliates	166,000	471,000
Interest expense	(9,106,000)	(6,159,000)
Other income (expense)	55,000	(183,000)
Income before income taxes	10,426,000	10,135,000
Income taxes	2,763,000	5,242,000
Net income	$7,663,000	$4,893,000
Foreign currency translation adjustments	323,000	333,000
Total comprehensive income	$7,986,000	$5,226,000

See accompanying notes to unaudited condensed consolidated financial statements.

HAAS GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

Nine months ended September 30, 2013

	Preferred	Preferred	Preferred	Preferred		Common	Additional		Accumulated other	Total
	stock	stock	stock	stock	Common	stock purchase	paid-in	Retained	comprehensive	stockholders’
	Series A	Series B	Series C	Series D	stock	warrants	capital	earnings	loss	equity
Balance at December 31, 2011	$88	$24	$15	$—	$28	$1,257,000	$145,090,845	$4,074,000	$(12,372,000)	$138,050,000
Preferred and common stock transactions	(1)	—	—	3	—	—	3,580,998	—	—	3,581,000
Stock option expense	—	—	—	—	—	—	78,000	—	—	78,000
Net income	—	—	—	—	—	—	—	6,271,000	—	6,271,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	456,000	456,000
Balance at December 31, 2012	87	24	15	3	28	1,257,000	148,749,843	10,345,000	(11,916,000)	148,436,000
Preferred and common stock transactions	—	—	(15)	—	—	—	(15,081,985)	—	—	(15,082,000)
Dividends on preferred stock	—	—	—	—	—	—	(28,177,000)	(13,278,000)	—	(41,455,000)
Stock option expense	—	—	—	—	—	—	586,000	—	—	586,000
Net income	—	—	—	—	—	—	—	7,663,000	—	7,663,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	323,000	323,000
Balance at September 30, 2013	$87	$24	$—	$3	$28	$1,257,000	$106,076,858	$4,730,000	$(11,593,000)	$100,471,000

See accompanying notes to unaudited condensed consolidated financial statements.

HAAS GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine months ended September 30, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$7,663,000	$4,893,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	3,566,000	2,199,000
Amortization of intangible assets	5,532,000	8,118,000
Amortization of debt issuance costs	447,000	476,000
Write-off of debt issuance costs	1,040,000	—
Stock compensation expense	586,000	78,000
Income from equity investment, net of dividends	(166,000)	(471,000)
Deferred income taxes	(395,000)	(658,000)
Changes in current assets and liabilities:
Accounts receivable	(14,368,000)	(10,402,000)
Inventories	4,324,000	379,000
Prepaid expenses and other assets	490,000	(1,380,000)
Accounts payable	(435,000)	17,954,000
Accrued expenses and other liabilities	(3,574,000)	(10,186,000)
Net cash provided by operating activities	4,710,000	11,000,000
Cash flows from investing activities:
Acquisitions	(343,000)	(343,000)
Purchases of fixed assets	(3,760,000)	(2,974,000)
Net cash used in investing activities	(4,103,000)	(3,317,000)
Cash flows from financing activities:
Borrowings under debt agreements	180,000,000	24,839,000
Payment of debt issuance costs	(3,440,000)	—
Repayments of debt	(120,253,000)	(23,757,000)
Preferred and common stock transactions, net of expenses	(15,082,000)	(148,000)
Dividends on preferrd stock	(41,455,000)	—
Net cash (used in) provided by financing activities	(230,000)	934,000
Effect of exchange rate changes on cash	(769,000)	(1,235,000)
Net (decrease) increase in cash and cash equivalents	(392,000)	7,382,000
Cash and cash equivalents at beginning of year	23,761,000	17,668,000
Cash and cash equivalents at end of year	$23,369,000	$25,050,000

See accompanying notes to unaudited condensed consolidated financial statements.

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(1)                     Description of Business and Basis of Presentation

The Company provides chemical management services and chemical distribution, including the purchase and resale of product, to major manufacturers throughout the United States, the United Kingdom, Canada, Mexico, Argentina, Brazil, Israel, Europe, Singapore, Philippines, Australia and China. The Company provides such services to several major industries including automotive, electronics, aerospace, defense, utilities, food and beverage, and governmental agencies.

These condensed consolidated financial statements do not reflect any adjustments that may be required as a result of the acquisition of the Business by Wesco Aircraft Holdings, Inc. & Subsidiaries on February 28, 2014.

The condensed financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) as they apply to interim financial statements. Accordingly, they do not include all information and disclosures required to be included in annual financial statements and should be read together with the audited financial statements for the years ended December 31, 2012 and 2011 (the Annual financial Statements) included elsewhere in this Current Report on Form 8-K/A. These condensed consolidated financial statements do not repeat disclosures that would substantially duplicate disclosures included in the Annual Financial Statements and details of accounts that have not changed significantly in amounts or composition. In the opinion of management they reflect all adjustments, consisting of normal and recurring adjustments, in accordance with U.S. GAAP as they apply to interim financial statements.

(2)                     Summary of Significant Accounting Policies and Practices

(a)                      Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Haas Group Inc. and subsidiaries (collectively, the Company). All material intercompany balances and transactions have been eliminated in consolidation. When the Company does not have a controlling interest in an entity, but exerts significant influence over the entity, the Company applies the equity method of accounting.

(b)                      Revenue Recognition

The Company recognizes revenue in the period in which services are provided pursuant to the terms of its contractual relationships with its clients or when products are shipped and the customer takes ownership and assumes risk of loss, collection of the related receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Certain of the Company’s contractual relationships with its clients provide for incentives or disincentives based on certain performance criteria. Revenues and expenses in relation to such provisions are recognized in the period in which performance criteria are met or when such disincentives are probable. All revenue is recorded net of any sales or transaction tax assessed.

(c)                       Inventories

Inventories are stated at the lower of cost (determined on a first-in, first-out method) or market and primarily represent chemicals and supplies sold to customers as part of the chemical management services and distribution. Costs associated with the procurement and warehousing of inventories, such as inbound freight charges are included in cost of goods sold within the condensed consolidated statement of operations.

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(d)                      Investment in Affiliated Companies

The Company holds a 45% ownership interest in Haas FineChem (Shanghai) Company Ltd. and a 49% ownership interest in AVIC Haas Chemical both located in China. Both of these entities are accounted for using the equity method of accounting.

(e)                       Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models and third-party independent appraisals, as considered necessary.

Long-lived assets that are not amortized are evaluated for impairment on at least an annual basis and more frequently if circumstances exist which warrant re-evaluation.

(f)                         Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill is reviewed for impairment at least annually. The goodwill impairment test is a two-step test. Under the first step, the fair value of the Company is compared with its carrying value (including goodwill). Fair value of the Company is determined using a discounted cash flow analysis. If the fair value of the Company exceeds its carrying value, step two does not need to be performed. If the fair value of the Company is less than its carrying value, an indication of goodwill impairment exists for the Company and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the Company’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value in a manner similar to a purchase price allocation. The residual fair value after this allocation is the implied fair value of goodwill.

The Company performs its annual impairment review of goodwill at December 31, and when a triggering event occurs between annual impairment tests. No impairments were recorded in either 2013 or 2012.

(g)                      Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial and tax bases of the Company’s assets and liabilities, and are measured by applying enacted tax rates and laws expected to apply to taxable income in the years in which those differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

the period in which the change in judgment occurs. It is the Company’s policy to record interest related to unrecognized tax benefits as a component of interest expense and penalties as a component of selling, general, and administrative expenses.

(h)                      Foreign Currency Translation

The accounts of most foreign subsidiaries and affiliates are measured using local currency as the functional currency. Assets and liabilities are translated into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average daily exchange rates. Resulting translation adjustments are reported in accumulated other comprehensive income within stockholders’ equity and are not tax effected as the Company has determined its foreign subsidiaries represent permanent investments. Gains and losses from foreign currency transactions are included in other expense in the condensed consolidated statements of operations. For the nine months ended September 30, 2013 and 2012, a gain of $40,000, losses of $90,000 were recognized, respectively.

(i)                         Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•                              Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•                              Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•                              Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

(j)                         Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(3)                     Goodwill and Other Intangible Assets

(a)                      Acquired Intangible Assets

	September 30, 2013
		Weighted
	Gross	average
	carrying	amortization	Accumulated
	amount	period	amortization
Intangible assets:
Customer list	$69,637,000	7 — 14 yrs.	$35,560,000
Trade name	29,500,000	Indefinite	—
Trade name	874,000	10 yrs.	93,000
Computer software	23,732,000	Mainly 5 yrs.	23,753,000
Other assets	1,930,000	Mainly 10 yrs.	1,384,000
Total	$125,673,000		$60,790,000

	December 31, 2012
		Weighted
	Gross	average
	carrying	amortization	Accumulated
	amount	period	amortization
Intangible assets:
Customer list	$69,586,000	7 — 14 yrs.	$30,196,000
Trade name	29,536,000	Indefinite	—
Trade name	840,000	10 yrs.	29,000
Computer software	23,722,000	Mainly 5 yrs.	23,722,000
Other assets	1,933,000	Mainly 10 yrs.	1,145,000
Total	$125,617,000		$55,092,000

Amortization expense was $ 5,532,000 and $8,118,000, for the nine months ended September 30, 2013 and 2012, respectively.

(b)                      Goodwill

The following table reflects changes in the carrying value of goodwill:

September 30, 2013
Opening balance	$62,685,000
Acquisition	—
Currency translation and other	135,000
Closing balance	$62,820,000

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(4)                     Debt

	September 30, 2013	December 31, 2012
Borrowings under domestic line of credit	$—	$7,880,000
Borrowings under multicurrency line of credit	—	8,521,000
Term loan	179,100,000	72,050,000
Mezzanine note	—	30,337,000
Other	655,000	1,439,000
	179,755,000	120,227,000
Less current maturities	(2,158,000)	(1,612,000)
	$177,597,000	$118,615,000

2013 Debt Instruments

New Term Loan

On April 16, 2013, the Company refinanced all of existing debt. The Company entered into a New Term Loan agreement for a total principal balance of $180,000,000, which were scheduled to mature on April 16, 2019. This New Term Loan was used to repay, in full, the outstanding amount on the exiting Term Loans, the committed Domestic Line of Credit, the committed Multicurrency Line of Credit and the Mezzanine Note. The remainders of the funds were used to redeem all outstanding Series C Preferred Shares and to pay cumulative dividends on the Series A, B and D Preferred Shares, see note (7). Principal payments on the New Term Loan in the amount of $450,000 are due quarterly through March 31, 2019 with remaining principal of $169,200,000 due at maturity on April 16, 2019. Interest on the New Term Loan is calculated at the Company’s option of a base rate (higher of prime or overnight federal funds rate) or the Euro rate, subject to a LIBOR floor of 1.25%, plus a margin rate of 3.5% or 4.5%, respectively, per annum. The New Term Loan requires the Company to maintain compliance with selected financial and nonfinancial covenants.

New Committed Lines of Credit

On April 16, 2013, the Company entered into two new Committed Lines of Credit totaling $30,000,000, which includes a $20,000,000 US Dollar facility and a $10,000,000 US Dollar equivalent multicurrency facility under which the Company can borrow in Pounds Sterling, Euros or US Dollars. The New Committed Lines of Credit were scheduled to expire on April 16, 2018. There was nothing outstanding on the new Committed Lines of Credit as of September 30, 2013.

The New Term Loan and New Committed Lines of Credit are, collectively, the Senior Credit Facilities, and are secured by a first priority perfected security interest in all equity securities of Haas Holdings, Inc., subject to certain limitations, and a first priority perfected security interest in all of the Company’s other tangible and intangible assets. The Mezzanine Note is guaranteed by Haas Holdings, Inc., a wholly owned subsidiary of the Company, on an unsecured senior subordinated basis.

The Company incurred $2,790,000 in costs in connection with the New Term Loan and the New Committed Lines of Credit which have been included in other assets on the accompanying condensed consolidated balance sheets and are being amortized on a straight-line basis over the term of the related agreement. Annual amortization expense of costs associated with the 2013 Debt Instruments was expected to approximate $592,000 per annum through December 31, 2019.

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

2012 Debt Instruments

Term Loan

Haas Holdings, Inc. had a Term Loan, which was scheduled to mature on December 31, 2014. Principal payments on the Term Loan in the amount of $137,500 were due quarterly through September 30, 2014 with remaining principal of $51,287,500 due at maturity on December 30, 2014. On February 1, 2012, the Company paid down its existing balance on its Domestic Line of Credit with proceeds from a new $20,000,000 term loan (the 2012 Term Loan). Principal payments on the 2012 Term Loan in the amount of $50,000 were due quarterly through September 30, 2014 with remaining principal of $19,450,000 due at maturity on December 30, 2014. Interest on both Term Loans was calculated at the Company’s option of a base rate (higher of prime or overnight federal funds rate) or the Euro rate plus a margin rate of 2.75% or 3.75%, respectively, per annum. Both Term Loans required the Company to maintain compliance with selected financial and nonfinancial covenants. The 2012 Term Loan was repaid by the Company on April 16, 2013.

Mezzanine Note

Haas Holdings, Inc. issued a Mezzanine Note, which was scheduled to mature on December 31, 2015. No principal payments were required on the Mezzanine Note before the maturity date of December 31, 2015 upon which all principal was due. Interest on the Mezzanine Note was fixed at 14.25% per annum and was payable semi-annually. The Company, at its option, was able to pay up to 2.25% per annum of interest by capitalizing it to additional principal outstanding on the Mezzanine Note. Mezzanine Notes were redeemable, in whole or in part, at the option of the Company. The Mezzanine Note required the Company to maintain compliance with selected financial and nonfinancial covenants. The Mezzanine Note was repaid by the Company on April 16, 2013.

Lines of Credit

On February 1, 2012, the Company converted its $25,000,000 committed Line of Credit into a $15,000,000 US Dollar facility and a $10,000,000 US Dollar equivalent multi-currency facility in which the Company could borrow in Pounds Sterling, Euros or US Dollars. Both committed Lines of Credit were scheduled to expire in December 2014. Interest on the Line of Credit was calculated at the option of a base rate (higher of prime or overnight federal funds rate) or the Euro dollar rate plus a margin rate of 2.75% or 3.75%, respectively, per annum. The Lines of Credit also provided for a commitment fee, payable quarterly in arrears, equal to 0.5% of the daily undrawn amounts under the Line of Credit. During 2013, the maximum borrowing under the Domestic Line of Credit was $7,880,000 and the maximum borrowing on the Multicurrency Line of Credit was $8,108,000. The Lines of Credit were repaid by the Company on April 16, 2013.

The Company maintained a line of credit in the United Kingdom which renewed annually. On February 1, 2012 the Company repaid the line of credit in full and terminated the arrangement.

(5)                     Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As of September 30, 2013 and December 31, 2012, the fair value of the Company’s financial assets and financial liabilities approximated their carrying values.

The fair value of the Company’s financial instruments represent management’s best estimates of the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•                               Cash and cash equivalents, trade accounts receivable, and trade accounts payable: The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.

•                               Long-term debt: The fair value of the Company’s long-term debt is determined by discounting the future cash flows of each instrument at rates that reflect, among other things, market interest rates and the Company’s credit standing. In determining an appropriate spread to reflect its credit standing, the Company considers interest rates currently offered by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company. The Company’s long-term debt is measured using Level 2 inputs. Based on the Company’s recent refinance transactions, which included a competitive bidding process by banks that regularly compete for the Company’s business, the carrying amount of debt approximates fair value.

(6)                     Shareholders’ Investment

Series C Preferred Shares and Common Stock Purchase Warrants

During October 2009, the Company completed the issuance of 15,000 Series C 15% cumulative preferred shares with par value of $0.001 per share and 957 common stock purchase warrants (Warrants) exercisable into one share of the Company’s common stock within 10 years of issuance at $0.001 per share for aggregate cash proceeds of approximately $14,600,000. The Warrants also contain a fixed net-stock exercise feature based on the $0.001 per share exercise price and are detached from the Series C preferred. Both the Series C Preferred and the Warrants are subject to the terms of the Management Subscription and Shareholder Agreement. Proceeds of the issuance were allocated between the Series C Preferred and Warrants on a relative fair value basis. The relative fair value of the Warrants at the time of the issuance was approximately $1,257,000 which was based on option pricing model utilizing various assumptions including expected life of 7 years and a volatility of 40%.

	Number of	Exercise price
	warrants	per share
Outstanding January 1, 2013	954	$—
Issued	—	—
Repurchased	—	—
Outstanding September 30, 2013	954	$0.001

On April 16, 2013 a Board of Directors Resolution redeemed all outstanding Series C Preferred Shares for a redemption price of $1,000 per share and paid all cumulative dividends on the Series C Preferred Shares. At the time of redemption there were 14,945 Series C Preferred shares outstanding with unpaid, cumulative dividends of $9,891,000. The associated Common Stock Purchase Warrants remain outstanding.

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Series D Preferred Shares Issuance

On October 25, 2012 the Company completed the issuance of 3,200 Series D 10% cumulative preferred shares with a par value of $0.001. Dividends accrue and compound semiannually in arrears, whether or not declared or paid. The shares are mandatorily redeemable only upon change in control of the Company. The shares may be redeemed at the option of the Company in whole or in part at any time without penalty. In the event of a liquidation, dissolution, or winding up, holders of the Preferred Shares shall be entitled to be paid, in cash, out of the assets of the Company available for distribution to its stockholders, an amount equal to the aggregate Redemption Price. There are no voting rights associated with the Series D Preferred Shares.

(a)                      Dividends

The Company’s Series A, B, C and D Preferred (collectively the Preferred Shares) are entitled to accrue and receive, when, as, and if declared by the boards of directors, cumulative annual dividends per share equal to 10%, 10%, 15% and 10%, respectively of the $1,000 Base Amount (the Base Amount) per share. Dividends shall accrue and compound semiannually in arrears, whether or not declared or paid, and regardless of whether there are profits, surplus, or other funds available for payment and shall be payable in full in cash when the Preferred Shares are redeemed. Holders of the Company’s common stock may receive dividends, from assets of the Company legally available for transfer, as determined by the Company’s board of directors. At September 30, 2013 and December 31, 2012, the total cumulative Preferred Share dividends in arrears were as follows:

	September 30, 2013	December 31, 2012
Series A Preferred	$39,165,000	$54,352,000
Series B Preferred	10,407,000	14,422,000
Series C Preferred	—	8,850,000
Series D Preferred	239,000	57,000
Total	$49,811,000	$77,681,000

On April 16, 2013 the Company redeemed all of the outstanding Series C Preferred Shares and paid associated cumulative dividends of $9,891,000. On April 16, 2013 the Company also declared and paid cumulative dividends on the Series A, B and D Preferred Shares. The aggregate cumulative preferred share dividend declared and paid on April 16, 2013 by Preferred Share class was as follows:

Dividend
paid
Series A Preferred	$24,895,000
Series B Preferred	6,604,000
Series C Preferred	9,891,000
Series D Preferred	65,000
$41,455,000

As the Company did not have sufficient retained earnings on April 16, 2013, $13,278,000 of the cumulative Preferred Share dividends was recorded as a distribution of retained earnings, fully depleting retained earnings and the remainder was recorded as a distribution of additional paid-in capital.

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(b)                      Redemption

The Preferred Shares are mandatorily redeemable only upon a change in control of the Company. Preferred Shares may be redeemed, at the option of the Company, in whole or in part at any time without penalty at a redemption price per share equal to the Base Amount plus an amount in cash equal to all cumulative dividends in arrears (the Redemption Price). If less than all of the outstanding Preferred Shares are to be redeemed, such shares shall be redeemed in order of liquidation preference at a pro rata amount to all of the holders of the Preferred Shares on the basis of their respective Redemption Prices. The Company may not directly or indirectly redeem, purchase, or otherwise acquire any junior Company equity securities unless all of the then outstanding Preferred Shares have been or are contemporaneously redeemed at the Redemption Price, provided, however, the Company may repurchase Company equity securities held by employees in connection with death, disability, or termination of employment.

The aggregate Redemption Price for all outstanding Preferred Shares by class and in total at September 30, 2013 was as follows:

Aggregate
redemption
price
Series A Preferred	$126,465,000
Series B Preferred	33,626,000
Series C Preferred	—
Series D Preferred	3,439,000
$163,530,000

On April 16, 2013 the Company redeemed all outstanding Series C Preferred shares at a total redemption price of $24,836,000, inclusive of the Series C Preferred Share cumulative dividend of $9,891,000.

(c)                       Liquidation Preference

In the event of a liquidation, dissolution, or winding up, holders of the Preferred Shares shall be entitled to be paid, in cash, out of the assets of the Company available for distribution to its stockholders, an amount equal to the aggregate Redemption Price. Holders of common shares are junior to holders of Preferred Shares and shall be entitled to the distribution of any remaining assets available for distribution to stockholders.

(d)                      Voting Rights

Holders of the Company’s issued and outstanding Preferred Shares have no voting rights, except as required by law. Holders of the Company’s common shares are entitled to one vote per share.

The Company can utilize either authorized, unissued or Treasury shares to satisfy share award exercises. Stock compensation expense for the nine months ended September 30, 2013 and 2012 was not material to the condensed consolidated financial statements.

Haas Group Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(7)                     Subsequent Events

On January 30, 2014, Wesco Aircraft Holdings, Inc., a Delaware corporation (Wesco Aircraft), entered into an Agreement and Plan of Merger (the Merger Agreement) with Flyer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Wesco (Merger Sub), and the Company. The transaction contemplated in the Merger Agreement closed on February 28, 2014, upon which Merger Sub was merged with and into Haas, with Haas surviving as a wholly owned subsidiary of Wesco Aircraft. At the February 28, 2014 closing, the Company repaid all outstanding lines of credit, notes, term loans and other indebtedness, paid cumulative Preferred Share dividends and redeemed all outstanding equity securities, warrants and options from current holders. Purchase price paid by Wesco Aircraft in connection with the transaction was $562,200,000 in cash, subject to adjustment based on the terms of the Merger Agreement.

The Company has evaluated subsequent events through May 15, 2014, the date at which the unaudited condensed consolidated financial statements were available to be issued, and has nothing additional to disclose.